SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	October 31, 2005
Strategic Hotel Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 31, 2005, Strategic Hotel Capital, Inc. (the “Company”) announced that SHC Del Coronado, L.L.C. (“SHC Del Coronado”), a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., the operating partnership of the Company, as purchaser, and KSL Recreation Holdings I, LLC and KSL Recreation Management Operations, LLC, affiliates of Kohlberg Kravis Roberts & Co. and KSL Resorts, respectively, as sellers, entered into a Purchase and Sale Agreement on such date (the “Agreement”) pursuant to which SHC Del Coronado agreed to acquire a 45% joint venture ownership interest in the existing owner of the Hotel del Coronado in San Diego, California for its pro rata share of an aggregate joint venture purchase price of $745 million (the “Acquisition”). The Acquisition, which is expected to close in the first quarter of 2006, remains subject to customary closing conditions as well as the prior buy-out of an existing stakeholder. The parties also entered into a side letter pursuant to which the parties agreed to enter, at closing, into certain documents in substantially the form attached, including an asset management agreement, development management agreement, hotel management agreement and an amended and restated partnership agreement.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 7.01	Regulation FD Disclosure.

A copy of the Press Release relating to the Acquisition is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

A copy of a Press Release relating to the Company’s redevelopment plans for its Chicago hotels and its intentions to begin doing business as Strategic Hotels & Resorts is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.02 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the failure of closing conditions to be satisfied; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel

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rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of October 31, 2005, by and among SHC Del Coronado, L.L.C., KSL Recreation Holdings I, LLC and KSL Recreation Management Operations, LLC.
99.1	Press Release, dated October 31, 2005
99.2	Press Release, dated November 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

November 3, 2005	By:	/s/ Monte J. Huber
Name:	Monte J. Huber
Title:	Vice President, Controller & Treasurer

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